[EXECUTION COPY]
                SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                         dated as of April 25, 1995


                                  between


                       PENRIL DATACOMM NETWORKS, INC.


                                    and


                            SIGNET BANK/MARYLAND

                             TABLE OF CONTENTS

                                                            Page
                                                                      Number


                                 ARTICLE I
                            GENERAL DEFINITIONS

     Section 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2.   Accounting Terms and Determinations. . . . . . . . .  18
     Section 1.3.   Borrowing Base Calculations. . . . . . . . . . . . .  18


                                 ARTICLE II
                                 THE CREDIT

     Section 2.1.   Continuation of Outstanding Loans and
                      Letters of Credit on the Effective Date. . . . . .  19
     Section 2.2.   Revolving Commitment . . . . . . . . . . . . . . . .  19
     Section 2.3.   The Foreign Exchange Contracts . . . . . . . . . . .  20
     Section 2.4.   Method of Borrowing. . . . . . . . . . . . . . . . .  20
     Section 2.5.   Method of Issuance . . . . . . . . . . . . . . . . .  20
     Section 2.6.   Letter of Credit Reimbursements and Other
                      Payments . . . . . . . . . . . . . . . . . . . . .  21
     Section 2.7.   Notes. . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 2.8.   Interest . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.9.   Fees . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 2.10.  Scheduled Amortization Payments;
                      Mandatory Prepayments. . . . . . . . . . . . . . .  22
     Section 2.11.  Mandatory Termination of the Commitments . . . . . .  25
     Section 2.12.  Optional Termination or Reduction of the
                      Commitments. . . . . . . . . . . . . . . . . . . .  25
     Section 2.13.  Optional Prepayments . . . . . . . . . . . . . . . .  26
     Section 2.14.  General Provisions as to Payments. . . . . . . . . .  26
     Section 2.15.  Late Charge. . . . . . . . . . . . . . . . . . . . .  26
     Section 2.16.  Computation of Interest and Commitment
                      Fees . . . . . . . . . . . . . . . . . . . . . . .  26


                                ARTICLE III
                                 CONDITIONS

     Section 3.1.   Conditions to Effectiveness. . . . . . . . . . . . .  26
     Section 3.2.   Conditions to All Credit Events. . . . . . . . . . .  29


                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

     Section 4.1.   Corporate Existence and Power. . . . . . . . . . . .  30
     Section 4.2.   Corporate and Governmental Authorization;
                      Contravention. . . . . . . . . . . . . . . . . . .  30
     Section 4.3.   Binding Effect . . . . . . . . . . . . . . . . . . .  31
     Section 4.4.   Financial Information. . . . . . . . . . . . . . . .  31
     Section 4.5.   Litigation . . . . . . . . . . . . . . . . . . . . .  32
     Section 4.6.   Marketable Title . . . . . . . . . . . . . . . . . .  32
     Section 4.7.   Filings. . . . . . . . . . . . . . . . . . . . . . .  32
     Section 4.8.   Regulation U . . . . . . . . . . . . . . . . . . . .  32
     Section 4.9.   Subsidiaries . . . . . . . . . . . . . . . . . . . .  32
     Section 4.10.  Disclosure . . . . . . . . . . . . . . . . . . . . .  33


                                 ARTICLE V
                            FINANCIAL COVENANTS

     Section 5.1.   Certain Definitions. . . . . . . . . . . . . . . . .  33
     Section 5.2.   Current Ratio. . . . . . . . . . . . . . . . . . . .  35
     Section 5.3.   Consolidated Debt to Consolidated Net
                      Worth. . . . . . . . . . . . . . . . . . . . . . .  35
     Section 5.4.   Consolidated Debt to Consolidated
                      Tangible Net Worth . . . . . . . . . . . . . . . .  35
     Section 5.5.   Consolidated EBITDA to Consolidated
                      Interest Expense . . . . . . . . . . . . . . . . .  35
     Section 5.6.   Consolidated EBITDA to Adjusted Fixed
                      Charges. . . . . . . . . . . . . . . . . . . . . .  36


                                 ARTICLE VI
                              OTHER COVENANTS

     Section 6.1.   Information. . . . . . . . . . . . . . . . . . . . .  36
     Section 6.2.   Compliance with Laws . . . . . . . . . . . . . . . .  39
     Section 6.3.   Accounting; Inspection of Property, Books
                      and Records. . . . . . . . . . . . . . . . . . . .  39
     Section 6.4.   Restriction on Liens . . . . . . . . . . . . . . . .  39
     Section 6.5.   Consolidations, Mergers and Sales of
                      Assets . . . . . . . . . . . . . . . . . . . . . .  40
     Section 6.6.   Dividends. . . . . . . . . . . . . . . . . . . . . .  41
     Section 6.7.   Transactions with Other Persons. . . . . . . . . . .  41
     Section 6.8.   Use of Proceeds. . . . . . . . . . . . . . . . . . .  41
     Section 6.9.   Independence of Covenants. . . . . . . . . . . . . .  41
     Section 6.10.  Restrictions with Respect to
                      Subsidiaries . . . . . . . . . . . . . . . . . . .  41
     Section 6.11.  Debt . . . . . . . . . . . . . . . . . . . . . . . .  42
     Section 6.12.  Advances, Investments and Loans. . . . . . . . . . .  42
     Section 6.13.  Subordinated Debt. . . . . . . . . . . . . . . . . .  43
     Section 6.14.  Transaction with Affiliates. . . . . . . . . . . . .  43

                                ARTICLE VII
                           EMPLOYEE BENEFIT PLANS

     Section 7.1.   Certain Definitions. . . . . . . . . . . . . . . . .  44
     Section 7.2.   Compliance with ERISA. . . . . . . . . . . . . . . .  45
     Section 7.3.   Prohibited Transactions. . . . . . . . . . . . . . .  45
     Section 7.4.   Information. . . . . . . . . . . . . . . . . . . . .  45


                                ARTICLE VIII
                                  DEFAULTS

     Section 8.1.   Events of Default. . . . . . . . . . . . . . . . . .  46


                                 ARTICLE IX
                          CHANGE IN CIRCUMSTANCES

     Section 9.1.   Increased Cost and Reduced Return. . . . . . . . . .  49


                                 ARTICLE X
                               MISCELLANEOUS

     Section 10.1.  Notices. . . . . . . . . . . . . . . . . . . . . . .  51
     Section 10.2.  No Waivers . . . . . . . . . . . . . . . . . . . . .  51
     Section 10.3.  Expenses . . . . . . . . . . . . . . . . . . . . . .  51
     Section 10.4.  Right of Set-Off . . . . . . . . . . . . . . . . . .  52
     Section 10.5.  Amendments and Waivers . . . . . . . . . . . . . . .  52
     Section 10.6.  Successors and Assigns . . . . . . . . . . . . . . .  52
     Section 10.7.  Maryland Law . . . . . . . . . . . . . . . . . . . .  54
     Section 10.8.  Counterparts; Effectiveness. . . . . . . . . . . . .  54
     Section 10.9.  Waiver of Jury Trial; Submission to
                      Jurisdiction . . . . . . . . . . . . . . . . . . .  54
     Section 10.10. Entire Amended Agreement . . . . . . . . . . . . . .  55


Exhibit A -  Form of Revolving Note

Exhibit B -  Form of Term Note

Exhibit C -  Form of Acquisition Note

Exhibit D -  Form of Amendment No. 1 to Borrower Security
               Agreement

Exhibit E -  Form of Amendment No. 1 to Subsidiary Security
               Agreements

Exhibit F -  Form of Guarantor Consent

Exhibit G -  Form of Amendment No. 1 to Subordination Agreement

Exhibit H -  Form of Borrowing Base Certificate

Exhibit I -  Form of Facsimile Agreement

Exhibit J -  Form of Subsidiary Guaranty

Exhibit K -  Form of Subsidiary Security Agreement

Exhibit L -  Loan repayment schedule

Schedule 4.1   Good Standing
Schedule 4.5   Litigation

                SECOND AMENDED AND RESTATED CREDIT AGREEMENT


          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented or modified from time to time, this "Amended Agreement") is dated as of April 25, 1995 and is between PENRIL DATACOMM NETWORKS, INC., a Delaware corporation (the "Borrower"), and SIGNET BANK/MARYLAND, a Maryland banking corporation (the "Bank").

          The Borrower and the Bank are parties to an Amended and Restated Credit Agreement dated as of May 6, 1993, as amended by Amendment No. 1 dated as of January 31, 1994 and by Amendment
No. 2 dated on June 23, 1994, and as further amended by letter agreements dated June 30, 1994, December 14, 1994, January 13, 1995 and February 22, 1995 (the "1993 Credit Agreement"). The Borrower and the Bank desire to amend and restate the 1993 Credit Agreement, all on the terms and conditions set forth in this Amended Agreement. Accordingly, the parties agree as follows:


                                 ARTICLE I
                            GENERAL DEFINITIONS

          Section 1.1.   Definitions.  The following terms, as
used herein, have the following meanings:

          "Acquisition Loan" means the Outstanding Acquisition
Loan, as continued as the Acquisition Loan pursuant to
Section 2.1(iii) hereof.

          "Acquisition Note" means a promissory note of the Borrower, substantially in the form of Exhibit C hereto, evidencing the obligation of the Borrower to repay the Acquisition Loan.

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct, or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Amendment Documents" has the meaning set forth in
Section 3.1(c).

          "Application" means an Application and Agreement for the issuance of a standby or documentary letter of credit in the Bank's standard form or in such other form as the Bank may specify from time to time.

          "Applied Facility Amount" means at any date the collective amount of (i) the aggregate unpaid principal amount of all Revolving Loans, (ii) all unpaid Reimbursement Amounts,
(iii) the aggregate face amount of all undrawn Letters of Credit,
(iv) the aggregate unpaid principal amount of the Term Loans and
(v) the aggregate unpaid principal amount of the Acquisition Loan.

          "Applied Revolving Amount" means at any date the collective amount of (i) the aggregate unpaid principal amount of all Revolving Loans, (ii) all unpaid Reimbursement Amounts and
(iii) the aggregate face amount of all undrawn Letters of Credit
(other than the 1995 Appeal Bond LC).

          "Appraisal" means, at any date, the inventory report dated January 16, 1995 entitled "Penril Datacomm Networks, Inc. Orderly Liquidation Value" delivered by the Appraiser to the Bank, as most recently updated pursuant to Section 6.1(vii) hereof.

          "Appraiser" means MB Valuation Services or such other reasonably equivalent inventory appraisal service selected by the Bank after consultation with the Borrower.

          "Authorized Officer" means the Chairman and President or the Chief Financial Officer of the Borrower.

          "Bank" means Signet Bank/Maryland, a Maryland banking corporation, and its successors and assigns.

          "Borrower" means Penril DataComm Networks, Inc., a
Delaware corporation, and its successors.

          "Borrower's 1994 Form 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended July 31, 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrower Security Agreement" means the Security Agreement dated as of May 6, 1993 between the Borrower and the Bank, as amended by Amendment No. 1 thereto dated as of the date hereof, and as the same may be further amended, supplemented or modified from time to time.

          "Borrower Stock Pledge Agreement" means the Stock Pledge Agreement dated as of May 6, 1993 between the Borrower and the Bank, as the same may be amended, supplemented or modified from time to time.

          "Borrowing Base" means, at any date, the sum of the Loan Values determined pursuant to Section 1.3 hereof.

          "Borrowing Base Certificate" means a Borrowing Base Certificate (together with supporting reports and schedules), properly completed in compliance with Section 1.3 hereof and substantially in the form of Exhibit H hereto, delivered pursuant to Section 3.1 or Section 6.1(v) hereof.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Bethesda, Maryland are authorized by law to close.

          "Cash Equivalents" means (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United Sates or any agency thereof (ii) commercial paper issued by a Person other than a Restricted Subsidiary or an Affiliate to the Borrower rated as investment grade by a nationally recognized credit rating agency or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company organized under the laws of the United States or any State thereof which has capital, surplus and undivided profits aggregating at least $150,000,000, provided in each case that such instrument matures within one year from the date of acquisition thereof by the Borrower or a Restricted Subsidiary.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all of the property which is subject or is to be subject to the Liens granted by the Collateral
Documents.

          "Collateral Documents" means a collective reference to the Borrower Security Agreement, the Borrower Stock Pledge Agreement, the Subsidiary Security Agreements, the PEI Stock Pledge Agreement and all supplemental assignments, mortgages, deeds of trust and other documents delivered or to be delivered pursuant thereto.

          "Commitment" means the Revolving Commitment or the Exchange Contract Commitment, and "Commitments" means both of them collectively.

          "Components" means Inventory of the Borrower, EMI and TPI consisting of materials acquired from vendors (such as resistors, integrated circuits, capacitors, cords and terminal blocks) to be utilized as raw materials in the manufacture of products.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Credit Event" means the borrowing of a Revolving Loan, the issuance by the Bank of a Letter of Credit or the entry by the Bank into an Exchange Contract pursuant hereto.

          "Datability" means Datability, Inc., a Delaware corporation and a direct, Wholly-Owned Consolidated Subsidiary of the Borrower, and its successors.

          "Datability Guaranty" means the Guaranty dated as of May 6, 1993 between Datability and the Bank, as the same may be amended, supplemented or modified from time to time.

          "Datability Security Agreement" means the Security Agreement dated as of May 6, 1993 between Datability and the Bank, as amended by Amendment No. 1 thereto dated as of the date hereof, and as the same may be further amended, supplemented or modified from time to time.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person and (viii) all obligations of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Dividend" with respect to any Person means that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or other Persons holding ownership interests in such Person or authorized or made any other distribution, payment or delivery of property (other than capital stock of such Person) or cash to its stockholders, partners or other Persons holding ownership interests in such Person in their capacities as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock, partnership interests or other ownership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock, partnership interests or other ownership interests), or set aside any funds for any of the foregoing purposes or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock, partnership interests or other ownership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock, partnership interests or other ownership interests).

          "Effective Date" means the date on which the last of the conditions to the effectiveness of this Amended Agreement set forth in Section 3.1 hereof is satisfied.

          "EMI" means Electro-Metrics Inc., a Delaware corporation and a direct, Wholly-Owned Consolidated Subsidiary of the Borrower, and its successors.

          "EMI Guaranty" means the Guaranty dated as of May 6, 1993 between EMI and the Bank, as the same may be amended, supplemented or modified from time to time.

          "EMI Security Agreement" means the Security Agreement dated as of May 6, 1993 between EMI and the Bank, as amended by Amendment No. 1 thereto dated as the date hereof, and as the same may be further amended, supplemented or modified from time to time.

          "Eligible Inventory" means, at any date of determination, the aggregate of the FIFO cost of all Components, Sub-Assemblies and Finished Goods of the Borrower, EMI and TPI (each an "Inventory Credit Party" and collectively the Inventory Credit Parties") as to which the following requirements have been fulfilled to the satisfaction of the Bank:

               (i)  an Inventory Credit Party has lawful
     and absolute title to such inventory;

              (ii)  an Inventory Credit Party has the full
     and unqualified right to grant the Bank a security interest in such inventory;

             (iii)  all such inventory is subject to a
     fully perfected security interest in favor of the Bank pursuant to the Borrower Security Agreement or a Subsidiary Security Agreement, prior to the rights of, and enforceable as such against, any other
     Person;

              (iv)  none of such inventory is subject to
     any security interest or other Lien in favor of any Person other than the Bank;

               (v)  all such inventory is held by an
     Inventory Credit Party only for resale in the ordinary course of its business;

              (vi)  all of such inventory is located in a
     city or county listed on the appropriate schedule to the Borrower Security Agreement or a Subsidiary
     Security Agreement as applicable and at premises owned by an Inventory Credit Party or leased by an Inventory Credit Party for which the Bank has received satisfactory landlord and other waivers;

             (vii)  none of such inventory is obsolete,
     unsalable, damaged or otherwise unfit for sale as determined by the Bank in its discretion; and

            (viii)  none of such inventory has been
     declared by the Bank in its sole discretion as being ineligible.

          "Eligible Receivables" means such billed accounts for goods delivered or services rendered owing to the Borrower, EMI, TPI or Penril England (each a "Receivables Credit Party" and collectively, the "Receivables Credit Parties") as to which the following requirements have been fulfilled to the satisfaction of the Bank:

               (i)  a Receivables Credit Party has lawful
     and absolute title to each of such accounts;

              (ii)  each of such accounts is a valid,
     legally enforceable obligation of the Person who is obligated on such account (the "Account Debtor");

             (iii)  a Receivables Credit Party has the
     full and unqualified right to grant the Bank a security interest in such account;

              (iv)  such accounts are those in which the
     Borrower Security Agreement or a Subsidiary Security
     Agreement has created valid and perfected first priority Lien in favor of the Bank;

               (v)  each of such accounts is evidenced by
     an invoice rendered to the Account Debtor and is not evidenced by any instrument or chattel paper;

              (vi)  each of such accounts arises out of
     sales that are in the ordinary course of the business of a Receivables Credit Party;

             (vii)  such accounts are on terms which are
     normal or customary in the business of a Receivables
     Credit Party;

            (viii)  delivery of the goods sold or services
     to be rendered underlying such account has been completed;

              (ix)  such accounts are not owing from any
     person that is an Affiliate of a Receivables Credit
     Party unless arising in the ordinary course of business conducted on an arm's-length basis;

               (x)  none of the accounts are unpaid more
     than 90 days past original invoice date;

              (xi)  such accounts are not owing from any
     Account Debtor if more than 50% of the accounts owing from such Account Debtor are more than 90 days past original invoice date;

             (xii)  such accounts are not those with
     respect to which return, rejection or repossession has occurred or the liability for which has been disputed by the Account Debtor or the related goods or services have not been finally accepted without dispute, offset or counterclaim;

            (xiii)  such accounts are not owing from any
     Person that shall take or be the subject of any action or proceeding of the type described in
     Section 8.1(vii) or (viii) hereof or the credit standing of which is unsatisfactory to the Bank in relation to the amount of credit extended;

             (xiv)  such accounts are not owing from any
     Person that is also a supplier to or creditor of a Receivables Credit Party (except to the extent that such Person has irrevocably waived any right that such Person has or may have to offset against accounts owing by such Person to such Receivables
     Credit Party amounts owed by them to such Person);

              (xv)  such accounts do not arise out of
     sales on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

             (xvi)  such accounts are not such that the
     Bank believes their full and timely collection to be doubtful;

            (xvii)  such accounts are not owing from an
     Account Debtor that is an agency, department or instrumentality of the United States or any state or governmental authority in the United States unless a Receivables Credit Party shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar state legislation in respect thereof and the Bank is satisfied as to the absence of set-offs, counterclaims and other defenses to payment on the part of the United States or such state governmental authority; and

           (xviii) such accounts do not arise out of sales where the account debtor is located in a country or foreign jurisdiction that the Bank may choose to exclude from time to time.

          "Event of Default" has the meaning set forth in
Section 8.1.

          "Exchange Contract" means a forward foreign exchange contract for a period of not more than 90 days (unless otherwise agreed by the Bank) issued by the Bank under the 1991 Credit Agreement, the 1993 Credit Agreement or this Amended Agreement.

          "Exchange Contract Commitment" means the Bank's agreement to continue its Outstanding Exchange Contracts pursuant to Section 2.1(iv) hereof and to enter into additional Exchange Contracts pursuant to Section 2.3 hereof in an aggregate principal amount for all such Exchange Contracts not to exceed $1,000,000 at any one time outstanding.

          "Facsimile Agreement" means a letter agreement, substantially in the form of Exhibit I hereto, between the Borrower and the Bank with respect to the execution of Applications.

          "Finished Goods" means all of the Borrower's, EMI's and TPI's Inventory commonly considered to be finished goods ready for sale in the ordinary course of its business.

          "Funded Debt" means at any date, with respect to any Person, all Debt of such Person which is not a current liability as of such date.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any federal, state or local government, authority, agency, central bank, quasi-governmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" means a collective reference to Datability, PEI, Penril Technologies, TPI, EMI and each other Restricted
Subsidiary, and Guarantor means any such Guarantor.

          "Intra Month Over Formula" means at any date in a calendar month the circumstance where the Applied Facility Amount exceeds the Borrowing Base determined as of the second or third Thursdays in such calendar month by virtue of (i) the receipt by a Receivables Credit Party of collections in respect of Eligible Receivables comprising a portion of the Borrowing Base determined as of the fourth Thursday of the preceding calendar month or as of the first Thursday of such calendar month and/or (ii) the receipt by a Receivables Credit Party of orders and the shipment of Finished Goods in the last two weeks of such calendar month.

          "Inventory" has, with respect to the Borrower, the meaning set forth in the Borrower Security Agreement and, with respect to any Subsidiary, the meaning set forth in the Subsidiary Security Agreement executed and delivered by such Subsidiary.

          "Inventory Advance Percentage" means (i) 21.33% with respect to Components, (ii) 55.50% with respect to Finished Goods and (iii) 19.74% with respect to Sub-Assemblies, as any such percentage may be adjusted from time to time by the Bank.

          "Inventory Credit Party" has the meaning set forth in the definition of Eligible Inventory.

          "Letter of Credit" means a commercial or standby letter of credit issued by the Bank under the 1991 Credit Agreement, the 1993 Credit Agreement or this Amended Agreement for the account of the Borrower in accordance with the Bank's customary practices and procedures, including the 1995 Appeal Bond LC.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Amended Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Revolving Loan, a Term Loan or the Acquisition Loan, and "Loans" means all of them collectively.

          "Loan Documents" means a collective reference to this Amended Agreement, the Notes, the Collateral Documents, the Subsidiary Guaranties, the Subrogation and Contribution Agreement, the Subordination Agreement and all supplemental assignments, mortgages, deeds of trust and other documents delivered or to be delivered pursuant thereto.

          "Loan Value" means, with respect to Eligible Receivables or Eligible Inventory, the amount derived from the calculations described in Section 1.3.

          "Net Sale Proceeds" means, with respect to any disposition of assets by the Borrower or any Subsidiary, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such disposition of assets, net of out-of-pocket transaction costs, the amount of such cash proceeds required to repay any Debt (other than under this Amended Agreement) secured by the respective assets which were sold and the taxes paid or payable as a result of such sale, by the Borrower or any Subsidiary as a result of such sale.

          "1991 Credit Agreement" means the Credit Agreement dated as of December 31, 1991 between the Borrower and the Bank.

          "1993 Credit Agreement" has the meaning set forth in the introductory paragraphs of this Amended Agreement.

          "1995 Appeal Bond LC" means the Letter of Credit issued by the Bank in the initial stated amount of approximately $412,000 for the account of the Borrower in favor of Aetna Life & Casualty
Insurance Company or similar surety company.

          "Note" means the Revolving Note, a Term Note or the Acquisition Note, and "Notes" means all of such Notes, collectively.

          "Notice of Borrowing" has the meaning set forth in
Section 2.4.

          "Outstanding Acquisition Loan" means the Loan borrowed on May 6, 1993 as the "Acquisition Loan" under the 1993 Credit
Agreement which is outstanding immediately prior to the Effective
Date in the amount of $2,125,000.00.

          "Outstanding Exchange Contracts" means those Exchange
Contracts issued pursuant to the 1991 Credit Agreement or the 1993 Credit Agreement which are outstanding immediately prior to the Effective Date.

          "Outstanding Letters of Credit" means all Letters of Credit issued under the 1991 Credit Agreement of the 1993 Credit
Agreement which are outstanding immediately prior to the Effective
Date.

          "Outstanding Term Loan" means each of the three separate Loans borrowed on December 21, 1992, July 27, 1993 and
September 7, 1993, respectively, as "Term Loans" under the 1991 Credit Agreement or the 1993 Credit Agreement which are outstanding immediately prior to the Effective Date in the respective amounts of $875,000.18 (for the Term A Loan), $875,000.00 (for the Term B Loan) and $1,112,499.88 (for the
Term C Loan), and "Outstanding Term Loans" means all of such Term Loans, collectively.

          "Outstanding Working Capital Loans" means the aggregate unpaid principal of the Loans borrowed as "Working Capital Loans" under the 1991 Credit Agreement or the 1993 Credit Agreement which are outstanding immediately prior to the Effective Date.

          "PEI" means Penril Electronics, Inc., a Delaware corporation, and its successors.

          "PEI Guaranty" means the Guaranty dated as of May 6, 1993 between PEI and the Bank, as the same may be amended, supplemented or modified from time to time.

          "PEI Security Agreement" means the Security Agreement dated as of May 6, 1993 between PEI and the Bank, as amended by Amendment No. 1 thereto dated as of the date hereof, and as the same may be further amended, supplemented or modified from time to time.

          "PEI Stock Pledge Agreement" means the Stock Pledge
Agreement dated as of May 6, 1993 between PEI and the Bank, as the same may be amended, supplemented or modified from time to time.

          "Penril Caribbean" means Penril International, Ltd., a corporation organized under the laws of the United States Virgin
Islands, and its successors.

          "Penril Caribbean Guaranty" means the Guaranty dated as of October 27, 1993 between Penril Caribbean and the Bank, as the same may be amended, modified or supplemented from time to time.

          "Penril Caribbean Security Agreement" means the Security Agreement dated as of October 27, 1993 between Penril Caribbean and the Bank, as the same may be amended, modified or supplemented from time to time.

          "Penril England" means Penril DataComm, Ltd., a corporation organized under the laws of England, and its successors.

          "Penril England Debenture" means the Debenture dated
October 15, 1993 between Penril England and the Bank, as the same may be amended, modified or supplemented from time to time.

          "Penril England Guaranty" means the Guaranty dated as of October 15, 1993 between Penril England and the Bank, as the same may be amended, modified or supplemented from time to time.

          "Penril Hong Kong" means Penril (Far East) Limited, a corporation organized under the laws of Hong Kong, and its successors.

          "Penril Hong Kong Guaranty" means the Guaranty dated as of December 22, 1993 between Penril Hong Kong and the Bank, as the same may be amended, modified or supplemented from time to time.

          "Penril Hong Kong Security Agreement" means the Security Agreement dated as of December 22, 1993 between Penril Hong Kong and the Bank, as the same may be amended, supplemented or modified from time to time.

          "Penril Technologies" means Penril Technologies Inc., a
Delaware corporation, and its successors.

          "Penril Technologies Guaranty" means the Guaranty dated as of May 6, 1993 between Penril Technologies and the Bank, as the same may be amended, supplemented or modified from time to time.

          "Penril Technologies Security Agreement" means the
Security Agreement dated as of May 6, 1993 between Penril
Technologies and the Bank, as amended by Amendment No. 1 thereto dated as of the date hereof, and as the same may be further amended, supplemented or modified from time to time.

          "Permitted Liens" means the Liens referred to in clauses
(i) through (vi) of Section 6.4.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Receivables Credit Party" has the meaning set forth in the definition of Eligible Receivables.

          "Reimbursement Amount" means, with respect to any amount drawn under a Letter of Credit, the amount so drawn plus any and all reasonable charges and expenses that the Bank may pay or incur relative to such drawing.

          "Restricted Subsidiaries" means, at any date, collectively, PEI, Penril Technologies, TPI, EMI, Datability, Penril England, Penril Hong Kong and Penril Caribbean and all other Consolidated Subsidiaries that have complied with the following:

               (i)  such Consolidated Subsidiary and its
     shareholders shall have duly executed and delivered a Restricted Subsidiary Collateral Package and its shareholders shall have delivered all certificates representing the shares of stock pledged under the Restricted Subsidiary Stock Pledge Agreement delivered as a part of such Restricted Subsidiary
     Collateral Package, duly endorsed in blank or accompanied by a stock power duly executed in blank;

              (ii)  the Bank shall have received (1) a
     copy of such Consolidated Subsidiary's articles of incorporation, certified as of a recent date by the governmental agency having authority to issue certificates or articles of incorporation by the jurisdiction of such Consolidated Subsidiary's incorporation, (2) a long-form certificate of such governmental agency, dated as of a recent date, as to the good standing and charter documents of such Consolidated Subsidiary on file and (3) a certificate of the Secretary or an Assistant Secretary of such Consolidated Subsidiary dated the date that such Consolidated Subsidiary becomes a Restricted
     Subsidiary certifying (a) that the certificate of incorporation of such Consolidated Subsidiary has not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (2) above, (b) the absence of dissolution or liquidation proceedings by or against such Consolidated Subsidiary, that attached thereto is a true and complete copy of the bylaws of such Consolidated Subsidiary as in effect on the date of such certificate, (c) that attached thereto is a true, correct and complete copy of the resolutions adopted by the Board of Directors of such Consolidated Subsidiary authorizing the execution, delivery and performance by it of the applicable
     Restricted Subsidiary Guaranty and Restricted
     Subsidiary Security Agreement and that such resolutions have not been amended and are in full force and effect on the date of such certificate and
     (d) as to the incumbency and specimen signatures of each officer of such Consolidated Subsidiary executing the Restricted Subsidiary Guaranty and the Restricted Subsidiary Security Agreement;

             (iii)  each document (including, without
     limitation, each Uniform Commercial Code financing statement) required by law or reasonably requested by the Bank to be filed, registered or recorded in order to create in favor of the Bank a perfected first priority security interest in the collateral subject to the applicable Subsidiary Security Agreement shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Bank shall have received the acknowledgement copy, or other evidence satisfactory to it, of such filing registration or recordation; and

              (iv)  receipt by the Bank of reports from
     InfoSearch, Inc. or other independent search service satisfactory to the Bank listing all effective financing statements that name such Consolidated
     Subsidiary (under its present name and any previous names) as debtor or seller and that are filed in the jurisdictions referred to in clause (iii) above, together with copies of such other financing statements (none of which shall cover the collateral which is subject to applicable Subsidiary Security
     Agreement, except as otherwise disclosed in writing to, and accepted by, the Bank).

          "Restricted Subsidiary Collateral Package" means (i) a Subsidiary Guaranty, (ii) a Subsidiary Security Agreement and if applicable (iii) a Subsidiary Pledge Agreement, in each case executed and delivered by the Restricted Subsidiary or its shareholders, as applicable, in favor of the Bank.

          "Restricted Subsidiary Guaranty" means the Guaranty between a Consolidated Subsidiary and the Bank, substantially in the form of Exhibit J hereto, as the same may be amended or modified from time to time.

          "Restricted Subsidiary Security Agreement" means a
Security Agreement between a Consolidated Subsidiary and the Bank, substantially in the form of Exhibit K hereto, as the same may be amended or modified from time to time.

          "Restricted Subsidiary Stock Pledge Agreement" means the Borrower Stock Pledge Agreement, the PEI Stock Pledge Agreement or, with respect to any other Consolidated Subsidiary, a Stock Pledge Agreement between the owner or owners of all outstanding shares of capital stock of such Consolidated Subsidiary and the Bank, substantially in the form of the Borrower Stock Pledge Agreement or the PEI Stock Pledge Agreement, as applicable, as the same may be amended, modified or supplemented from time to time.

          "Revolving Commitment" means the Bank's agreement to continue its Outstanding Working Capital Loans as Revolving Loans under this Amended Agreement, to continue Outstanding Letters of Credit as Letters of Credit under this Amended Agreement and to make additional Revolving Loans and issue additional Letters of Credit such that the Applied Revolving Amount does not exceed at any one time outstanding the Revolving Commitment Amount.

          "Revolving Commitment Amount" means, at any date, an amount equal to $5,500,000, as such amount may be reduced from time to time pursuant to Section 2.12.

          "Revolving Loan" means (i) an Outstanding Working Capital Loan which is continued as a Revolving Loan hereunder or
(ii) a Loan made by the Bank to the Borrower pursuant to Section 2.2, and "Revolving Loans" means all of such Loans, collectively.

          "Revolving Note" means a promissory note of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Revolving
Loans.

          "Signet Rate" means the rate of interest publicly announced by Signet Bank/Maryland in Bethesda, Maryland from time to time as its prime rate. It is a rate set by Signet Bank/Maryland based upon various factors, including its costs and desired return, general economic conditions and other factors, and is used by Signet Bank/Maryland as a reference point for pricing some loans, which may be priced at, above or below the Signet Rate. Any change in the Signet Rate shall take effect on the opening of business on the day specified in the announcement of such change.

          "Sub-Assemblies" means parts manufactured by an Inventory Credit Party utilized in the construction of Finished
Goods.

          "Subordinated Debt" means (i) the subordinated promissory note issued by Datability and payable to Howard International Corporation in the original principal amount of $909,126 and (ii) the subordinated promissory note issued by Datability and payable to John Howard in the original principal amount of $395,374, each subordinated to the Borrower's Obligations (as defined in the Collateral Documents) to the Bank pursuant to the Subordination Agreement.

          "Subordination Agreement" means the Subordination Agreement dated as of May 6, 1993 among Howard International Corporation, John Howard, Datability and the Bank, as amended by Amendment No. 1 thereto dated as of the date hereof, and as the same may be further amended, supplemented or modified from time to time.

          "Subrogation and Contribution Agreement" means the Subrogation and Contribution Agreement dated as of May 6, 1993 among the Borrower, PEI, Penril Technologies, TPI, EMI and Datability, as amended, modified or supplemented from time to time.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Subsidiary Guaranties" means a collective reference to the PEI Guaranty, the Penril Technologies Guaranty, the TPI Guaranty, the EMI Guaranty, the Datability Guaranty, the Penril England Guaranty, the Penril Hong Kong Guaranty, the Penril Caribbean Guaranty and all Restricted Subsidiary Guaranties, if applicable.

          "Subsidiary Security Agreements" means a collective reference to the PEI Security Agreement, the Penril Technologies Security Agreement, the TPI Security Agreement, the EMI Security Agreement, the Datability Security Agreement, the Penril England Debenture, the Penril Hong Kong Security Agreement, the Penril Caribbean Security Agreement and all Restricted Subsidiary Security Agreements.

          "Tax" means any fee (including license, filing and registration fee), tax (including any income, gross receipts, franchise, sales, use or real, personal, tangible or intangible property tax), interest equalization or stamp tax, assessment, levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any Governmental Authority, together with any penalty, fine or interest thereon.

          "TPI" means Technipower Inc., a Delaware corporation, and its successors.

          "TPI Guaranty" means the Guaranty dated as of May 6, 1993 between TPI and the Bank, as the same may be amended, supplemented or modified from time to time.

          "TPI Security Agreement" means the Security Agreement dated as of May 6, 1993 between TPI and the Bank, as amended by Amendment No. 1 thereto dated as of the date hereof, and as the same may be further amended, supplemented or modified from time to time.

          "Term A Loan" means the Outstanding Term Loan in the amount of $875,000.18 which is continued as a Term Loan pursuant to Section 2.1(ii) hereof.

          "Term B Loan" means the Outstanding Term Loan in the amount of $875,000.00 which is continued as a Term Loan pursuant to Section 2.1(ii) hereof.

          "Term C Loan" means the Outstanding Term Loan in the amount of $1,112,499.88 which is continued as a Term Loan pursuant to Section 2.1(ii) hereof.

          "Term Loan" means the Term A Loan, the Term B Loan or the Term C Loan, and "Term Loans" means all of them, collectively.

          "Term A Note" means a promissory note of the Borrower, substantially in the form of Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay the Term A Loan.

          "Term B Note" means a promissory note of the Borrower, substantially in the form of Exhibit B-2 hereto, evidencing the obligation of the Borrower to repay the Term B Loan.

          "Term C Note" means a promissory note of the Borrower, substantially in the form of Exhibit B-3 hereto, evidencing the obligation of the Borrower to repay the Term C Loan.

          "Term Note" means the Term A Note, the Term B Note or the Term C Note, and "Term Notes" means all of them, collectively.

          "Unapplied Revolving Amount" means at any date the excess (if any) of the then Revolving Commitment Amount over the Applied Revolving Amount.

          "Unrestricted Subsidiary" means a Subsidiary other than a Restricted Subsidiary, and "Unrestricted Subsidiaries" means all such Subsidiaries.

          "Wholly-Owned Consolidated Subsidiary" means any
Restricted Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.

          Section 1.3.   Borrowing Base Calculations.

          (a) Characterization Inventory. Each item of Eligible Inventory of the Borrower, TPI and EMI shall be reported on a Borrowing Base Certificate as Components, Sub-Assemblies or Finished Goods in accordance with the definitions thereof in this Amended Agreement.

          (b) Loan Value of Eligible Inventory. The Loan Value of Eligible Inventory shall equal (i) while any portion of any Term Loan or the Acquisition Loan remains unpaid, the product of the Eligible Inventory of each category multiplied by the applicable Inventory Advance Percentage for such category and
(ii) once the Term Loans and the Acquisition Loan have been repaid in full, 0%.

          (c) Loan Value of Eligible Receivables. The Loan Value of Eligible Receivables shall equal 75% of the net unpaid balance (not including unearned finance changes, late payment charges or other similar charges or extension, service or collection fees in respect thereof) of all Eligible Receivables.


                                 ARTICLE II
                                 THE CREDIT

          Section 2.1.   Continuation of Outstanding Loans and
Letters of Credit on the Effective Date.  On the Effective Date:

               (i)  all Outstanding Working Capital Loans
     shall be continued as Revolving Loans under this Amended Agreement;

              (ii)  all Outstanding Term Loans shall be
     continued as Term Loans (of the related type) under this Amended Agreement;

             (iii)  the Outstanding Acquisition Loan shall
     be continued as the Acquisition Loan under this Amended Agreement;

              (iv)  all Outstanding Exchange Contracts
     shall be continued as Exchange Contracts under this Amended Agreement; and

               (v)  all Outstanding Letters of Credit
     shall be continued as Letters of Credit under this Amended Agreement.

          Section 2.2.   Revolving Commitment.

          (a) Revolving Loans. The Bank agrees, on the terms and conditions set forth in this Amended Agreement, to make Revolving Loans to the Borrower from time to time on and after the Effective Date and to but excluding December 31, 1995 in an aggregate principal amount such that the Applied Revolving Amount at any one time outstanding does not exceed the Revolving Commitment Amount. Subject to the foregoing, the Borrower may borrow, prepay and reborrow Revolving Loans under this Amended Agreement.

          (b) Letters of Credit. The Bank agrees, on the terms and conditions set forth in this Amended Agreement, from time to time on and after the Effective Date and to but excluding December 15, 1995, to issues Letters of Credit for the account of the Borrower in an aggregate stated amount (in each case after giving effect on the date of issuance to any repayment, prepayment or borrowing of Revolving Loans, to the expiration without a drawing of any outstanding Letters of Credit and to the repayment of any outstanding Reimbursement Amounts owing in respect of drawn Letters of Credit) such that the Applied Revolving Amount does not exceed the Revolving Commitment Amount. No Letter of Credit may have an expiration date later than December 31, 1995 (or such later date to which the Revolving Commitment may have been extended by the Bank pursuant to Section 2.2(c)).

          (c) Extensions of Commitment Period. The Bank may, upon the request of the Borrower, but in its sole discretion, extend the Revolving Commitment and Exchange Contract Commitment from time to time. The Bank shall have the unconditional right not to extend such commitment periods, notwithstanding that no Default or Event of Default may then exist under this Amended Agreement.

          Section 2.3. The Foreign Exchange Contracts. The Bank agrees, on the terms and conditions set forth in this Amended Agreement, to enter into Exchange Contracts with the Borrower from time to time from and including the Effective Date to but excluding December 31, 1995 (or such later date to which the Exchange Contract Commitment may have been extend by the Bank pursuant to Section 2.2(c)) in an aggregate amount which, together with all Outstanding Exchange Contracts continued as Exchange Contracts under this Amended Agreement pursuant to Section 2.1(iv) hereof does not exceed $1,000,000.

          Section 2.4. Method of Borrowing. (a) The Borrower shall give the Bank notice (which may be oral if promptly confirmed in writing) (a "Notice of Borrowing") one Business Day before each Revolving Loan, specifying the amount and date (which shall be a Business Day) of such Loan. Unless the Bank determines that any applicable condition specified in this Amended Agreement has not been satisfied, the Bank will credit the amount of each requested Revolving Loan to the general deposit account of the Borrower with the Bank or, at the Borrower's request delivered in writing not later than contemporaneously with the related Notice of Borrowing, the Bank will wire transfer immediately available funds in the amount of such Loan to such other bank account of the Borrower within the continental United States as may be specified in such request.

          Section 2.5. Method of Issuance of Letters of Credit. The Borrower may request the Bank to issue a Letter of Credit by delivering a duly executed Application (which may be delivered by telecopier if a Facsimile Agreement is in effect) not later than 11:00 A.M. (Eastern Time) at least two Business Days before the requested date of issuance to the Bank at 7 St. Paul Street, Baltimore, Maryland 21202 or at such other address as the Bank may from time to time specify for the purpose of such notices to the Borrower. Not later than 2:00 P.M. (Eastern time) on the date so specified, the Bank shall (unless it determines that any applicable condition specified in this Amended Agreement has not been satisfied) send a Letter of Credit conforming to the terms specified in the related Application to the Borrower or, if so instructed by the Borrower, the Letter of Credit or an authorized written advice of its issuance to the beneficiary named therein.

          Section 2.6. Letter of Credit Reimbursements and Other Payments. In addition to (but without duplication of) the payments required by the Terms and Conditions of any Application, the Borrower agrees to pay to the Bank: (i) on each date that any amount is drawn under any Letter of Credit a sum equal to such amount so drawn plus any and all reasonable charges and expenses which the Bank may pay or incur relative to such drawing;
(ii) upon each transfer of any Letter of Credit in accordance with its terms a sum in such amount as shall be necessary to cover the costs and expenses of the Bank incurred in connection with such transfer; or (iii) if any Reimbursement Amount cannot be repaid in full through the borrowing of a Revolving Loan, upon demand interest on such Reimbursement Amount for each day from the date on which a draft under a Letter of Credit is paid until payment in full at a rate per annum equal to the rate applicable to Revolving Loans for such day.

          Section 2.7.   Notes.

          (a) The Revolving Loans shall be evidenced by a single promissory note of the Borrower, substantially in the form of Exhibit A hereto and appropriately completed.

          (b) The Term Loans shall be evidenced by separate promissory notes of the Borrower, substantially in the applicable form of Exhibit B hereto and appropriately completed.

          (c) The Acquisition Loan shall be evidenced by a single promissory note of the Borrower payable to the order of the Bank, substantially in the form of Exhibit C hereto and appropriately completed.

          (d) The Bank shall record, and prior to any transfer of its Revolving Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date and amount of each Revolving Loan and the date and amount of each payment of principal made by the Borrower with respect thereto; provided, however, that any failure by the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms hereof and of the Revolving Note. The Bank is hereby irrevocably authorized by the Borrower so to endorse the Revolving Note and to attach to and make a part of the Revolving Note a continuation of any such schedule as and when required.

          Section 2.8.   Interest.   Interest shall accrue on the
outstanding principal amount of each Loan, for each day from the date of this Amended Agreement until such Loan becomes due, at a rate per annum equal to the sum of 2% plus Signet Rate for such date. Such interest shall be payable in arrears on the last day of each calendar month. From and after the occurrence of an Event of Default, the outstanding principal amount of each Loan and, to the extent permitted by law, accrued interest thereon shall bear interest for each day until such Event of Default is cured or waived at a rate per annum equal to 2% plus the otherwise applicable rate for such day.

          Section 2.9.   Fees.

          (a) The Borrower shall pay to the Bank a commitment fee at the rate of 37.5 basis points per annum on the Unapplied Revolving Amount. Such commitment fee shall accrue from and including the Effective Date to and including December 31, 1995 and shall be payable quarterly in arrears on June 30, September 30 and December 31, 1995.

          (b) The Borrower shall pay to the Bank a fee equal to 3% of the initial stated amount of each Letter of Credit on the date of its issuance.

          Section 2.10.  Scheduled Amortization Payments;
Mandatory Prepayments.

          (a) Scheduled Amortization of Acquisition Loan and Term Loans. In addition to any other mandatory prepayments required pursuant to this Section 2.10, the Borrower shall repay (and there shall become due and payable) on each date set forth below under the caption "Scheduled Repayment Date" (each a "Scheduled Repayment Date"), the principal amount of the Acquisition Loan and each Term Loan which is set forth below opposite such Scheduled Repayment Date (each such repayment being herein referred to as a Scheduled Repayment"):

          (a)  See Exhibit L

          (b) Revolving Loans. Unless extended by the Bank pursuant to Section 2.2(c), all Revolving Loans shall be due and payable (together with accrued interest thereon) on December 31, 1995.

          (c) Mandatory Repayment from Asset Sales. In addition to any other required payments pursuant to this Section 2.10, on each date on which the Borrower or any Subsidiary receives proceeds from any sale of assets (excluding (A) sales of inventory or products or other services in the ordinary course of business and (B) sales of equipment in the ordinary course of business, the Net Sale Proceeds of which are used to purchase replacement equipment within 120 days from the sale date so long as the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (B) does not exceed $100,000 in the aggregate in any one fiscal year of the Borrower) the Net Sale Proceeds shall be applied as follows:

               (i)  to prepay such amount, if any, of the
     Revolving Loans as may be necessary so that the Applied Revolving Amount does not exceed the Revolving Commitment Amount;

              (ii)  if the Net Sale Proceeds are less than
     the then unpaid principal balance of any of the Acquisition Loan or the Term Loans, to prepay the Scheduled Repayments of the Term Loans and the Acquisition Loan in the following order of priority
     (each such prepayment to be applied to the Scheduled
     Repayments of the applicable Note in the inverse order of their maturities):

               first, to prepay the Term A Loan;

               second, once the Term A Loan is repaid in full, to prepay the Term B Loan;

               third, once the Term B Loan is repaid in full, to prepay the Term C Loan; and

               fourth, once the Term C Loan is repaid in full, to prepay the Acquisition Loan;

             (iii)  if the Net Sale Proceeds equal or
     exceed the then unpaid principal balance of any of the Term Loans or the Acquisition Loan, to prepay in full such unpaid principal balance in the following order of priority:

               first, to prepay the Term A Loan;

               second, once the Term A Loan is repaid in full, to prepay the Term B Loan;

               third, once the Term B Loan is repaid in full, to prepay the Term C Loan; and

               fourth, once the Term C Loan is repaid in full, to prepay the Acquisition Loan;

     provided, however, that (A) none of the Term Loans or the Acquisition Loan shall be prepaid under this clause (iii) unless there are sufficient Net Sale
     Proceeds to prepay such Loan in full and (B) a Loan having a lower order of priority shall be prepaid in preference to a Loan having a higher order of priority if the Net Sale Proceeds are insufficient to prepay in full the Loan having the higher order of priority but are sufficient to prepay in full the Loan having the lower order of priority;

              (iv)  any Net Sale Proceeds remaining after
     application as set forth in clause (iii) above, shall be applied to prepay the Scheduled Repayments of the Term Loans and the Acquisition Loan in the order of priority set forth in clause (ii) above (each such prepayment to be applied to the Scheduled Repayments of the applicable Loan in the inverse order of their maturities); and

               (v)  once the Term Loans and the
     Acquisition Loan are repaid in full, to prepay the Revolving Loans.

          (d) Borrowing Base Over Formula. In addition to any other required payments pursuant to this Section 2.10, (i) on each date on which the Applied Facility Amount exceeds the Borrowing Base, the Borrower shall prepay (and there shall become due and payable) such principal amount of the Loans as is equal to such excess and (ii) on each date when the Applied Revolving Amount exceeds the Revolving Commitment Amount, the Borrower shall prepay (and there shall become due and payable) such principal amount of the Revolving Loans as is equal to such excess; provided, however, that a prepayment otherwise required under this paragraph
(d) which arises solely because of an Intra Month Over Formula shall only be required to the extent it exceeds $750,000, but any Intra Month Over Formula must be prepaid (and shall become due and payable) on or before the last day of the calendar month in which it arises.

          Section 2.11. Mandatory Termination of the Commitments. Unless extended by the Bank pursuant to Section 2.2(c), the Revolving Commitment and the Exchange Contract Commitment shall terminate on December 31, 1995. The Revolving Commitment shall not be reduced by the amount of any required prepayment of the Revolving Loans pursuant to Section 2.10(c)(v).

          Section 2.12. Optional Termination or Reduction of the Commitments. The Borrower may, upon at least three Business Days' notice to the Bank, terminate at any time, or reduce from time to time by an aggregate amount of $250,000 or any larger multiple of $100,000, the unused portions of the Revolving Commitment or the Exchange Commitment. If the Revolving Commitment is terminated in its entirety, any accrued commitment fee shall be payable on the effective date of such termination.

          Section 2.13. Optional Prepayments. The Borrower may, upon at least one Business Day's notice to the Bank, prepay the Loans in whole or in part by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each optional prepayment of the Acquisition Loan or of the Term Loans pursuant to this Section 2.13 shall be applied to the Scheduled Repayments thereof in the inverse order of their maturities.

          Section 2.14. General Provisions as to Payments. The Borrower shall make each payment of principal of and interest on, the Loans and of the commitment and issuance fees hereunder, not later than 1:00 P.M. (local time in Bethesda, Maryland) on the date when due, in Federal or other funds immediately available in Bethesda, Maryland, to the Bank at its address referred to in
Section 10.1. Whenever any payment of principal of, or interest on, the Loans or of the commitment or issuance fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal of is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          Section 2.15.  Late Charge.  The Borrower shall pay to
the Bank a late charge of 5% of the amount of any payment due hereunder which is not paid within seven days of the due date thereof.

          Section 2.16.  Computation of Interest and Commitment
Fees. Interest and the commitment fee hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed.


                                ARTICLE III
                                 CONDITIONS

          Section 3.1.   Conditions to Effectiveness.  This
Amended Agreement will become effective on and as of the date (the "Effective Date") when the last of the following conditions shall have been satisfied:

          (a)  Execution and Delivery of this Amended
Agreement. On or prior to the Effective Date, the Bank shall have received duly executed counterparts of this Amended
Agreement signed on behalf of itself and the Borrower.

          (b)  Replacement Notes.  On or prior to the Effective
Date, the Bank shall have received duly executed Notes, substantially in the forms of Exhibit A, B and C hereto, which Notes shall be issued to the Bank in lieu of and in substitution for the Notes issued under the 1993 Credit
Agreement.

          (c) Corporate Documents. On or prior to the Effective Date, the Bank shall have received: (i) a certificate of the Secretary of State or similar official having jurisdiction over corporations in the jurisdiction of incorporation of the Borrower, each Guarantor and each other Restricted Subsidiary, as applicable, dated as of a recent date, as to the good standing of the Borrower, each Guarantor and each other Restricted Subsidiary (other than for Penril England, Penril Caribbean and Penril Hong Kong); and (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower, each Guarantor and each other Restricted Subsidiary dated the Effective Date and certifying (1) that the articles of incorporation (or analogous charter documents previously delivered to the Bank on May 6, 1993 remain true, correct and complete and have not been amended since that date or, in the case of Penril Caribbean and Penril Hong Kong, attaching true, correct and complete copies of their articles of incorporation (or analogous charter documents), (2) as to the absence of dissolution or liquidation proceedings by or against the Borrower, such Guarantor or such other Restricted Subsidiary, as applicable, (3) that the by-laws previously delivered to the Bank on May 6, 1993 remain true, correct and complete on the date of such certification or, in the case of Penril Caribbean and Penril Hong Kong, attached thereto are true, correct and complete copies of its by-laws as then in effect, (4) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower, such Guarantor or such other Restricted Subsidiary, as applicable, authorizing the execution, delivery and performance of this Amended Agreement and each of the other documents entered into as conditions precedent to the effectiveness of this Amended Agreement (the "Amendment Documents") to which the Borrower, such Guarantor or such other Restricted Subsidiary is a party and that said resolutions have not been amended and are in full force and effect on the date of such certificate and
(5) as to the incumbency and specimen signatures of each officer of the Borrower, such Guarantor or such other Restricted Subsidiary executing this Amended Agreement or any other Amendment Document or other document delivered in connection herewith or therewith.

          (d) Amendments to Security Agreements. On or prior to the Effective Date, the Borrower, each Guarantor (other than Penril England, Penril Caribbean and Penril Hong Kong) and each other Restricted Subsidiary shall have duly authorized, executed and delivered to the Bank an Amendment No. 1 to the Borrower Security Agreement and an Amendment No. 1 to the Subsidiary Security Agreement, as applicable, granting the Bank security interests in all of the Borrower's, each Guarantor's and each other Restricted Subsidiary's equipment, fixed assets and the proceeds thereof (each a "Security Agreement Amendment" and collectively the "Security Agreement Amendments"), substantially in the form of Exhibit D and Exhibit E, respectively, to this Amended Agreement, and the Bank shall have received:

               (i)  appropriate Financing Statements (Form
     UCC-1), amendments to the existing Financing
     Statements (Form UCC-3) filed by the Borrower, each Guarantor and each other Restricted Subsidiary, as debtor, in favor of the Bank or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Bank, to perfect the security interests purported to be created by the Security Agreement Amendments;

              (ii)  copies of reports from Prentice-Hall
     Financial Services or other independent search service reasonably satisfactory to the Bank listing all effective financing statements that name the Borrower, any Guarantor or any other Restricted
     Subsidiary (under its present name and any previous name and, if requested by the Bank, under any trade names) as debtor or seller that are filed in any jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Bank, to perfect the security interests purported to be created by the Borrower Security Agreement or any Subsidiary
     Security Agreement, in each case as amended by the Security Agreement Amendments, together with copies of such other financing statements (none of which shall cover the Collateral subject to any such Security Agreement, as so amended, except to the extent evidencing Permitted Liens or for which the Bank shall have received termination statements
     (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing; and

             (iii)  evidence of the completion of all
     other filings and recordings of, or with respect to, the Security Agreement Amendments as may be necessary or, in the opinion of the Bank, reasonably desirable to perfect the security interests intended to be created by the Security Agreement Amendments.

          (e) Guarantor and Restricted Subsidiary Consents. On or prior to the Effective Date, each Guarantor and each other Restricted Subsidiary shall have duly authorized, executed and delivered to the Bank a consent (the "Consent") substantially in the form of Exhibit F to this Amended Agreement.

          (f) Amendment to Subordination Agreement. On or prior to the Effective Date, each of Howard International Corporation, John Howard and Datability shall have duly authorized, executed and delivered to the Bank Amendment No. 1 to the Subordination Agreement substantially in the form of Exhibit G to this Amended Agreement.

          (g) Legal Matters. All legal matters incident to this Amended Agreement and the other Amendment Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory to McGuire, Woods, Battle & Boothe, L.L.P., counsel for the Bank.

          On the Effective Date, the 1993 Credit Agreement will be automatically amended and restated in its entirety to read as set forth herein. Once the Effective Date has occurred, the rights and obligations of the parties hereto shall be governed by this Amended Agreement. The Working Capital Note, the Term Note and the Acquisition Note delivered to the Bank under the 1993 Credit Agreement shall become void on the Effective Date and, upon receiving the new Revolving Note, the new Term Notes and Acquisition Note delivered pursuant to paragraph (b) of this
Section 3.1, the Bank will return the Working Capital Note, the Term Note and the Acquisition Note delivered to it under the 1993 Credit Agreement to the Borrower. No failure by the Bank so to return any Note delivered to it under the 1993 Credit Agreement shall affect the validity of any Note delivered to it under this Amended Agreement.

          Section 3.2.   Conditions to All Credit Events.  The
obligation of the Bank to make each Revolving Loan, to issue each Letter of Credit and to enter into each Exchange Contract is subject to the satisfaction of the following conditions:

               (i)  in the case of a Revolving Loan,
     receipt by the Bank of Notice of Borrowing as required by Section 2.4;

              (ii)  in the case of a Letter of Credit,
     receipt by the Bank of an Application as required by
     Section 2.5;

             (iii)  the fact that, no Default has and is
     continuing or would result from such Credit Event;

              (iv)  the fact that the representations and
     warranties of the Borrower contained in the Loan
     Documents shall be true in all material respects on and as of the date of such Credit Event; and

               (v)  the fact that, after giving effect to
     such Credit Event and the application of the proceeds thereof, (A) the Applied Facility Amount will not exceed the Borrowing Base and (B) the Applied
     Revolving Amount will not exceed the Revolving
     Commitment Amount.

Each Credit Event hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof that the facts hereinabove set forth in clauses (iii) and (iv) of this Section are true as of such date.


                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          Section 4.1. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower and, except as disclosed on Schedule 4.1, each Subsidiary is duly qualified as a foreign corporation and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, would have a material adverse effect on the business, financial position, results of operations, properties or prospects of the Borrower and its Consolidated Subsidiaries considered as a whole.

          Section 4.2. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Amended Agreement, the Notes and the other Loan Documents to which it is a party are within its corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any of its assets (other than those created pursuant to the Collateral Documents).

          Section 4.3. Binding Effect. This Amended Agreement and the other Loan Documents to which the Borrower is a party constitute valid and binding agreements of the Borrower, and the Notes, when executed and delivered in accordance with this Amended Agreement, will constitute valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          Section 4.4. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of July 31, 1994 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte and Touche, as set forth in the Borrower's 1994 Form 10-K, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and changes in financial position for such fiscal year. As of the date of such financial statements, the Borrower and its Consolidated Subsidiaries did not have any material contingent obligation, contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment, which was not reflected in any of such financial statements or notes thereto.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 31, 1995 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended January 31, 1995 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and changes in financial position for such six-month period (subject to normal year-end adjustments).

          (c)  Except as disclosed in the Borrower's 1994
Form 10-K or Forms 10-Q for the fiscal quarters ended October 31, 1994 and January 31, 1995 or as disclosed in writing to the Bank prior to the Effective Date, since July 31, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries considered as a whole.

          Section 4.5.   Litigation.  Except as disclosed on
Schedule 4.5, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Consolidated Subsidiary before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity of this Amended Agreement, the Notes or other Loan Document and there is no basis known to the Borrower for any such action, suit or proceeding.

          Section 4.6. Marketable Title. The Borrower has good and marketable title to all its properties and assets subject to no Lien, except Permitted Liens.

          Section 4.7. Filings. All actions by or in respect of, and all filing with, any Governmental Authority required in connection with the execution, delivery and performance of this Amended Agreement, the Notes and the other Loan Documents, or necessary for the validity or enforceability thereof or for the protection or perfection of the rights and interests of the Bank thereunder, will, prior to the date of delivery thereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.

          Section 4.8. Regulation U. The Borrower does not own any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System. The proceeds of the Loans will be used by the Borrower only for the purposes set forth in Article II hereof. None of the Loan proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the Loans a "purpose credit" within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          Section 4.9. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          Section 4.10. Disclosure. None of this Amended Agreement or other Loan Documents or any schedule or exhibit thereto or document, certificate, report, statement or other information furnished to the Bank in connection herewith or therewith or with the consummation of the transactions contemplated hereby or thereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact materially adversely affecting the assets, business, financial position, results of operations or prospects of the Borrower or any Consolidated Subsidiary which has not been set forth in a footnote included in the financial statements referred to in Section 4.4 or in exhibit or schedule thereto.


                                 ARTICLE V
                            FINANCIAL COVENANTS

          The Borrower agrees that so long as the Bank is committed to make Loans, enter into Exchange Contracts or issue
Letters of Credit hereunder or any amount payable hereunder remains unpaid:

          Section 5.1.   Certain Definitions.  As used in this
Article V and hereafter in this Amended Agreement, the following terms have the following meanings:

          "Adjusted Current Maturities of Consolidated Funded Debt" means, as of the last day of any fiscal quarter, the product of (i) the aggregate amount of principal payments (including, without limitation, the portion of any obligation under Capital Leases allocable to amortization under GAAP) in respect of Consolidated Funded Debt which are current liabilities as of the last day of such quarter multiplied by (ii) the Annualization Percentage for such quarter.

          "Adjusted Fixed Charges" means, for any fiscal quarter, the sum of (i) Consolidated Interest Expense for such quarter plus
(ii) Adjusted Current Maturities of Consolidated Funded Debt as of the last day of such quarter (exclusive of Revolving Loans and all Subordinated Debt).

          "Annualization Percentage" means (i) 25% with respect to a fiscal quarter ending on October 31, (ii) 50% with respect to a fiscal quarter ending on January 31, (iii) 75% with respect to a fiscal quarter ending on April 30 and (iv) 100% with respect to a fiscal quarter ending on July 31.

          "Capital Lease" means a lease that should be capitalized on the balance sheet of the lessee prepared in accordance with GAAP.

          "Consolidated Amortization" means, for any period, the consolidated amortization expense of the Borrower and its Consolidated Subsidiaries for such period, determined in conformity with GAAP.

          "Consolidated Current Assets" means at any date the consolidated current assets of the Borrower and its Consolidated
Subsidiaries determined at such date.

          "Consolidated Current Liabilities" means at any date
(i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities of any Person (other than the Borrower or a Consolidated Subsidiary) that are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined at such date.

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Depreciation" means, for any period, the consolidated depreciation expense of the Borrower and its Consolidated Subsidiaries for such period, determined in conformity with GAAP.

          "Consolidated EBITDA" means, for any period, the sum of
(i) Consolidated Net Income plus (ii) to the extent deducted in determining Consolidated Net Income for such period,
(A) Consolidated Interest Expense, (B) all provisions for federal, state or other taxes based on income of the Borrower and its Consolidated Subsidiaries, (C) Consolidated Amortization and
(D) Consolidated Depreciation.

          "Consolidated Funded Debt" means at any date all Consolidated Debt which is not a current liability at such date.

          "Consolidated Intangible Assets" means at any date the amount of (i) all write-ups (other than write-ups resulting from write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to July 31, 1994 and the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all unamortized debt discount and expense, unamortized deferred charges, capitalized start-up costs, goodwill, patents, licenses, trademarks, trade names, copyrights, organization or developmental expenses, covenants not to compete and other intangible items and (iii) all funds owed to the Borrower or a Consolidated Subsidiary by an Affiliate, all the term on a consolidated basis as of such date.

          "Consolidated Interest Expense" means for any period the aggregate interest expense of the Borrower and its Consolidated
Subsidiaries for such period including, without limitation, the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined in conformity with GAAP.

          "Consolidated Net Worth" means at any date the excess of the total consolidated assets of the Borrower and its Consolidated Subsidiaries over their total consolidated liabilities.

          "Consolidated Tangible Net Worth" means at any date the excess of the total consolidated assets of the Borrower and its Consolidated Subsidiaries over their total consolidated liabilities, less their total Consolidated Intangible Assets.

          Section 5.2. Current Ratio. The ratio of Consolidated Current Assets to Consolidated Current Liabilities on the last day of each fiscal quarter will not be less than 1.60 to 1.0.

          Section 5.3. Consolidated Debt to Consolidated Net Worth. The ratio of Consolidated Debt to Consolidated Net Worth will not exceed 1.0 to 1.0 on the last day of any fiscal quarter. For purposes of this Section 5.3 any preferred stock of a Restricted Subsidiary held by a Person other than the Borrower or a Wholly-Owned Restricted Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt".

          Section 5.4. Consolidated Debt to Consolidated Tangible Net Worth. The ratio of Consolidated Debt to Consolidated Tangible Net Worth will not exceed 1.2 to 1.0 on the last day of any fiscal quarter. For purposes of this Section 5.4 any preferred stock of a Restricted Subsidiary held by a Person other than the Borrower or a Wholly-Owned Restricted Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt".

          Section 5.5. Consolidated EBITDA to Consolidated Interest Expense. The ratio of Consolidated EBITDA to Consolidated Interest Expense on the last day of each fiscal quarter, in each case computed for the four consecutive fiscal quarters ending on such date, will not be less than the ratio set forth below for such fiscal quarter.

          Fiscal Quarter Ended               Minimum Ratio

          April 30, 1995                     1.50 to 1.0
          July 31, 1995 and                  2.00 to 1.0
            each fiscal quarter thereafter

          Section 5.6. Consolidated EBITDA to Adjusted Fixed Charges. The ratio of Consolidated EBITDA (determined without adding to Consolidated Net Income Consolidated Interest Expense in respect of Revolving Loans and in respect of Subordinated Debt) to Adjusted Fixed Charges (determined without adding the amount of the payment required under Section 2.10(c)) on the last day of each fiscal quarter set forth below (computed for that quarter alone) will not be less than the ratio set forth below for such fiscal quarter:

          Fiscal Quarter Ended               Minimum Ratio

          July 31, 1995 and each             1.50 to 1.0
            fiscal quarter thereafter


                                 ARTICLE VI
                              OTHER COVENANTS

          The Borrower agrees that so long as the Bank is committed to make Loans hereunder or any amount payable hereunder or under the Notes remains unpaid:

          Section 6.1.   Information.  The Borrower will deliver
or cause to be delivered to the Bank:

               (i)  as soon as available and in any event
     within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by Deloitte & Touche or other similar nationally-recognized independent public accountants reasonably satisfactory to the Bank;

              (ii)  as soon as available and in any event
     within 45 days after the end of each of the first eleven calendar months of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated income statement for such month and for the portion of the Borrower's fiscal year ended at the end of such month, setting forth for each month coinciding with the end of a fiscal quarter in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified
     (subject to normal year-end audit adjustments) as complete and correct by the chief financial officer or chief accounting officer of the Borrower;

             (iii)  simultaneously with the delivery of
     each set of financial statements referred to in clause (i) and after the end of each of the first three quarters of each fiscal year of the Borrower, a certificate of the chief financial officer or chief accounting officer of the Borrower, (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.2 through 5.6, inclusive, on the date of such financial statements,
     (B) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (C) stating whether, since the date of the most recent previous delivery of financial statements pursuant to clause (i) or
     (ii) of this Section, there has been any material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, and, if so, the nature of such material adverse change;

              (iv)  as soon as available and in any event
     within 90 days after the end of each fiscal year of the Borrower, a copy of the annual pro-forma projections for the current fiscal year, together with updated projections at such times, and for such periods, as the Bank may reasonably request;

               (v)  no later than 12:00 noon (local time
     in Baltimore, Maryland) on Monday of each calendar week, a Borrowing Base Certificate computing the Loan
     Value of all Eligible Receivables and Eligible
     Inventory in the form supplied by the Bank's
     Commercial Support Group, in the case of Eligible
     Receivables, as of the close of business on the preceding Thursday and, in the case of Eligible
     Inventory, as the close of business as of the last day of the immediately preceding calendar month (or, if such Borrowing Base is delivered during the first
     15 days of a calendar month, as of the close of business of the second immediately preceding calendar month), certified by the Chief Financial Officer of the Borrower;

              (vi)  as soon as available and in any event
     within 30 days after the end of each calendar month, a summary report, in form satisfactory to the Bank, showing an aging of all billed accounts for goods delivered or services rendered owing to the Borrower or any of its Subsidiaries and an aging of the Borrower's or any Subsidiary's accounts payable;

             (vii)  if so requested by the Bank, a copy of
     the annual management letter from the auditors of the Borrower;

            (viii)  forthwith upon the occurrence of any
     Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

              (ix)  as soon as reasonably practicable
     after obtaining knowledge of the commencement of an action, suit or proceeding against the Borrower or any of its Subsidiaries which could materially adversely affect the business, properties, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity of this Amended Agreement, the Notes or any of the other transactions contemplated hereby or thereby, the nature of such pending action, suit or proceeding and such additional information as may be reasonably requested by the Bank;

               (x)  promptly upon transmission thereof,
     copies of all press releases and other statements made available generally by the Borrower or its Subsidiaries to the public concerning material developments in the results of operations, financial condition or business of the Borrower or its Subsidiaries; and

              (xi)  from time to time such additional
     information regarding the financial position, results of operations or business of the Borrower or any of its Subsidiaries as the Bank may reasonably request;

          Section 6.2. Compliance with Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          Section 6.3. Accounting; Inspection of Property, Books and Records. (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of its Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of its Subsidiaries to permit, representatives of the Bank and, for purposes reasonably related to providing the Appraisal and all updates thereof, the Appraiser to visit and inspect any of their respective properties, to examine and make copies of any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired on reasonable notice.

          (b) The Borrower will permit the Bank (the Commercial Support Group) to visit and inspect any of its properties, to examine and make copies of any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, at the Borrower's expense and conducted from time to time as the Bank may reasonably determine.

          Section 6.4. Restriction on Liens. The Borrower will not, and will not permit any of its Subsidiaries to at any time create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower or any of its Subsidiaries or assign or subordinate any present or future right to receive assets except:

               (i)  Liens arising under the Collateral
     Documents or otherwise in favor of the Bank;

              (ii)  any purchase money security interest
     on any capital asset of the Borrower or any of its Subsidiaries if such purchase money security interest attaches to such capital asset concurrently with the acquisition thereof and if the Debt secured by such purchase money security interest does not exceed the lesser of the cost or fair market value as of the time of acquisition of the asset covered thereby to the Borrower or such Subsidiary; provided, that the aggregate amount of Debt secured by all such Liens does not exceed $250,000 in the aggregate at any one time outstanding and provided, that no such purchase money security interest shall extend to or cover any property or asset of the Borrower or such Subsidiary other than the related asset;

             (iii)  Liens imposed by law (exclusive of
     ERISA Liens) (A) which are incurred in the ordinary course of business (such as carriers, warehousemen's and mechanics' Liens, other similar Liens arising in the ordinary course of business and Liens securing
     Taxes, assessments or governmental charges) and
     (x) which do not in the aggregate materially detract from the value of the property or assets to which they attach or materially impair the use thereof in the operation of the Borrower's or a Subsidiary's business or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien or
     (B) which do not relate to material liabilities of the Borrower or any Subsidiary and do not in the aggregate detract from the value of the property and assets of the Borrower and its Subsidiaries considered as a whole;

              (iv)  Liens (exclusive of ERISA Liens) not
     securing Debt which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

               (v)  any Lien arising pursuant to any order
     of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; and

               (vi) Liens incurred by the Unrestricted
     Subsidiaries, provided, that the aggregate amount of Debt secured by all such Liens permitted under this clause (vi) does not exceed $100,000 in the aggregate at any one time outstanding.

          Section 6.5. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of its assets to any other Person. The Borrower will not permit any of its Subsidiaries to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary.

          Section 6.6. Dividends. The Borrower will not declare or pay any Dividends.

          Section 6.7. Transactions with Other Persons. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the Borrower's or such Restricted Subsidiary's right to amend or waive any of the provisions of this Amended Agreement or any other Loan Document to which they are a party, other than as provided in the proviso to
Section 10.5.

          Section 6.8. Use of Proceeds. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U of
the Board of Governors of the Federal Reserve System.   The
proceeds of Revolving Loans shall be used for the Borrower's and the Restricted Subsidiaries' general working capital requirements (including payment of Reimbursement Amounts). The Borrower will advance a not insubstantial amount of the proceeds of the Revolving Loans to the Restricted Subsidiaries.

          Section 6.9. Independence of Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          Section 6.10.  Restrictions with Respect to
Subsidiaries.

          (a) The Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, transfer or otherwise dispose of (except to the Borrower or to a Wholly-Owned Consolidated Subsidiary) any shares of stock of any class of such Subsidiary unless all of the capital stock and the entire Debt of such Subsidiary at the time owing to the Borrower and to all other Subsidiaries shall be sold, assigned, transferred or otherwise disposed of at the same time if permissible under Section 6.5.

          (b)  The Borrower will not permit any of its
Subsidiaries (i) to issue or sell any shares of preferred stock except to the Borrower or to a Wholly-Owned Consolidated Subsidiary or (ii) to issue or sell any shares of its common stock (except to directors for the purpose of qualifying them as directors, if required) unless, after such issue or sale, the Borrower and its Subsidiaries, taken together, shall retain the same proportionate interest in such Subsidiary.

          Section 6.11. Debt. Neither the Borrower nor any of its Restricted Subsidiaries will incur or at any time be liable with respect to any Debt except (i) Debt outstanding under this Amended Agreement, the Notes and the Loan Documents, (ii) Debt secured by a lien permitted under Section 6.4(i) or (ii) and
(iii) the Subordinated Debt.

          Section 6.12. Advances, Investments and Loans. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, lend money or credit or make advances of money or other assets to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

               (i)  the Borrower or any of its Restricted
     Subsidiaries may invest in cash and Cash Equivalents;

              (ii)  the Borrower and its Restricted
     Subsidiaries may acquire and hold receivables owing to them and make advances to customers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

             (iii)  the Borrower and its Restricted
     Subsidiaries may make loans and advances to employees and officers of the Borrower and its Restricted
     Subsidiaries (for business-related travel expenses, moving and relocation expenses and other similar expenses) in each case incurred in the ordinary course of business and consistent with past practices;

              (iv)  the Borrower and its Restricted
     Subsidiaries may acquire and hold investments in Persons other than Restricted Subsidiaries in an aggregate principal amount (valuing non-cash investments at the fair market value of the asset or other property so invested as determined in good faith by the Board of Directors or Executive
     Committee of such Board of the Borrower or Restricted
     Subsidiary making such investment) not exceeding
     $100,000 at any one time outstanding; and

               (v)  the Borrower or any of its Restricted
     Subsidiaries may acquire and own investments
     (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

          Section 6.13. Subordinated Debt. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any principal or interest payments in respect of the Subordinated Debt, except, that (i) the Borrower may make the scheduled payment in May 1995 in respect of principal of the Subordinated Debt in an aggregate amount not to exceed $75,775, (ii) the Borrower may make payments in respect of the Subordinated Debt (on account of principal and/or interest as may be determined by the holders of the Subordinated Debt and the Borrower) on the dates, and in amounts not exceeding, the respective dates and amounts specified under the terms of the Subordinated Debt as in effect on the Effective Date as the dates and amounts for payment of interest on the Subordinated Debt and
(iii) from and after the date on which the principal of the Term Loans and the Acquisition Loan outstanding as of the Effective Date has been reduced by $3,000,000, the Borrower may make payments of principal and interest in respect of the Subordinated Debt on the dates, in the amounts and (in respect of interest) at the rate or rates specified in the Subordinated Debt; provided, however, that such payment at such time may be paid to, and retained by, the holders of the Subordinated Debt under the Subordination Agreement.

          (b) The Borrower shall pay regularly scheduled payments of principal and interest on the Subordinated Debt if, at the time it is paid, such payment would otherwise be permitted to be made to, and retained by, the holders of the Subordinated Debt under the Subordination Agreement.

          Section 6.14. Transaction with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, transfer any equipment or fixed assets having an aggregate book value exceeding $100,000 to Penril Caribbean or Penril Hong Kong. The Borrower will not, and will not permit any Restricted Subsidiary to directly or indirectly, pay any funds to or for the account of, make any investment in, engage in any transaction with or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower, except that the Borrower and its Restricted Subsidiaries may make payment and provide compensation (including without limitation the establishment of customary employee benefit plans), for personal services rendered by employees and other persons on terms fair and reasonable in light of the circumstances under which such services which or are to be rendered.

          Nothing in the second sentence of this Section 6.14 shall prohibit the Borrower or a Restricted Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit from making payments or from making payments for services rendered by any Affiliate, as such sales and purchases are made or such services are rendered in the ordinary course of business and on the terms and conditions at least as favorable to the Borrower or Restricted Subsidiaries as the terms and conditions which would prohibit the Borrower from participating in, or effecting any transactions in connection with, any joint enterprise or other joint arrangement with any Affiliate of the Borrower participating in the ordinary course of its business and on a basis advantageous and on the basis on which such Affiliate participates.


                                ARTICLE VII
                           EMPLOYEE BENEFIT PLANS

          Section 7.1.   Certain Definitions.  As used in this
Article VII and hereafter in this Amended Agreement, the following terms have the following meanings:

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member or members of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          Section 7.2. Compliance with ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with provisions of ERISA and the Code presently applicable to each Plan. No member of the Controlled Group has incurred any liability, or has entered into any transaction that is likely to cause any liability to be incurred, to the PBGC or any Plan under Title IV of ERISA. No Lien has been attached and no Person has threatened to attach a Lien on any property of the Borrower as a result of the Borrower's failure to comply with ERISA.

          Section 7.3.   Prohibited Transactions.  The Borrower
will not at any time permit any Plan to:

               (i)  engage in any "prohibited transac-
     tion", as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

              (ii)  incur any "accumulated funding
     deficiency", as such term is defined in Section 302 of ERISA, whether or not waived; or

             (iii)  be terminated in a manner which could
     result in the imposition of a Lien on the property of the Borrower pursuant to Section 4068 of ERISA.

          Section 7.4. Information. The Borrower agrees that so long as the Bank is committed to make Loans or enter into Exchange Contracts hereunder, or any Note or Reimbursement Amount remains unpaid, the Borrower will deliver or cause to be delivered to the Bank if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice.


                                ARTICLE VIII
                                  DEFAULTS

          Section 8.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (i)  the Borrower shall fail to pay when
     due any principal of or interest on any Loan, any fee or any other amount payable hereunder, or under the Notes or any Loan Document;

              (ii)  the Borrower shall fail to observe or
     perform any covenant contained in Article V or in
     Section 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.11, 6.12 or
     6.13;

             (iii)  the Borrower shall fail to observe or
     perform any covenant or agreement contained in this Amended Agreement or other Loan Document (other than those covered by clauses (i) or (ii) above) for 30 days after written notice thereof has been given to the Borrower by the Bank;

              (iv)  any representation, warranty,
     certification or statement made by the Borrower in this Amended Agreement or other Loan Document in any certificate, financial statement or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made;

               (v)  the Borrower or any Restricted
     Subsidiary shall fail to make any payment in respect of any Debt (other than the Notes and other than a failure to make a payment of Subordinated Debt which would have been made but for the provisions of the Subordination Agreement) when due or within any applicable grace period;

              (vi)  any event or condition shall occur
     which results in the acceleration of the maturity of any Debt of the Borrower or any Restricted Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

             (vii)  the Borrower or any Restricted
     Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporation action to authorize any of the foregoing;

            (viii)  an involuntary case or other
     proceeding shall be commenced against the Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect;

              (ix)  any member of the Controlled Group
     shall fail to pay when due an amount or amounts aggregating in excess of $750,000 which it shall have become liable to pay to the PBGC, any Plan or any Plan trustee under Title IV of ERISA or 412 of the Code; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $2,000,000 (collectively, a "Material
     Plan") shall be provided under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled
     Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

               (x)  a judgment or order for the payment of
     money in excess of $1,250,000 shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 21 days; or

              (xi)  any certificate or opinion covering
     the financial statements of the Borrower and its Consolidated Subsidiaries shall contain a qualification (an "Avoidable Qualification") to such certificate or opinion (such as a "subject to" or "except for" statement therein) (A) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (B) as to the capability of the Person whose financial statements are certified to continue operations as a going concern or (C) which could be eliminated by changes in financial statements or notes thereto covered by such certificate or opinion (such as, by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which, if so eliminated by the making of any such change and after giving effect thereto, would occasion an Event of Default or a Default hereunder; provided, however, that neither of the following shall constitute an Avoidable Qualification: (x) a consistency exception relating to a change in the accounting principles with which the independent public accountants for the Person the statements of which are being certified have concurred or (y) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which cannot be determined with sufficient certainty to permit qualification in such financial statements;

then, and in every such event, the Bank, at its option, may by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and may, at its option, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in paragraph (vii) or (viii) above, without any notice to the Borrower or any other act by the Bank, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          In addition, the Bank, at its option, may by notice to the Borrower require the Borrower to pay, and there shall be immediately due and payable hereunder, an amount (the
"LC Liquidated Payment") equal to the face amount of all undrawn Letters of Credit then issued and outstanding. Such payment shall represent liquidated damages resulting from the Event of Default and not a penalty and when made shall thereby automatically discharge the Borrower from its obligation to reimburse the Bank for any future payments made by the Bank under Letters of Credit. Upon the termination of the last outstanding Letter of Credit, the Bank shall pay to the Borrower as an adjustment to the LC Liquidated Payment an amount equal to (i) the LC Liquidated Payment previously paid minus (ii) all amounts drawn under Letters of Credit which were the basis for the LC Liquidated Payment (and not otherwise reimbursed) on or prior to the date of such adjustment.

                                 ARTICLE IX
                          CHANGE IN CIRCUMSTANCES

          Section 9.1.   Increased Cost and Reduced Return.

          (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i)  shall subject the Bank to any tax,
     duty or other charge with respect to the Loans, the Notes, its obligation to make Loans or any Letter of Credit, or shall change the basis of taxation of payments to the Bank of the principal of or interest on Loans or in respect of Letters of Credit or Reimbursement Amounts with respect thereto or any other amounts due under this Amended Agreement in respect of its Loans, its obligation to make Loans or any Letter of Credit (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal executive office is located); or

              (ii)  shall impose, modify or deem
     applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank any other condition affecting the Loans, the Notes, its obligation to make Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Bank or making or maintaining any Loan or issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank under this Amended Agreement or under the Notes with respect thereto, by an amount deemed by the Bank to be material;

then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

          (b) If the Bank shall determine that the adoption after the date hereof of any generally-applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration applicable law, role, regulation or guideline (whether adopted before or after the date hereof) by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or the capital of any Person controlling the Bank (but only to the extent of such Person's interest in the Bank) as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such controlling Person could have achieved but for such law, adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within ten days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods. If the Bank fails to notify the Borrower that it intends to claim compensation for such reduction within 30 days after the Bank has knowledge of such reduction, the Borrower shall not be obligated to compensate the Bank for such reduction accruing prior to the date on which the Bank first notifies the Borrower that it intends to claim such compensation.


                                 ARTICLE X
                               MISCELLANEOUS

          Section 10.1. Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or
(ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under
Article II or Article IX shall not be effective until received.

          Section 10.2. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Notes or the Applications shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 10.3. Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Bank, including the reasonable monitoring fees of the Bank's Commercial Support Group and all reasonable fees and disbursements of the Appraiser and the reasonable fees and disbursements of special counsel for the Bank, in connection with the preparation of this Amended Agreement and the other Amendment Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Amended Agreement, the Letters of Credit, the Exchange Contracts or the Notes.

          Section 10.4. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations now or hereafter existing under this Amended Agreement, the Notes or the Exchange Contracts, irrespective of whether or not the Bank shall have made any demand hereunder or under the Notes and although such obligations may be unmatured. The rights of the Bank under this Section 10.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Notes, the Letters of Credit or the Exchange Contracts may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. The Bank agrees to notify the Borrower promptly after it exercises any such right of set-off.

          Section 10.5. Amendments and Waivers. Any provision of this Amended Agreement or of the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank; provided, however, that the covenant of the Borrower set forth in Section 6.13(b) of this Amended Agreement may not be amended without the consent of the holders of a majority in principal amount of the Subordinated Debt.

          Section 10.6. Successors and Assigns. (a) The provisions of this Amended Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Amended Agreement without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

          (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Commitments or in any or all of the Loans, the Notes, the Letters of Credit or the Exchange Contracts. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder, and the Bank shall continue to deal solely and directly with the Borrower in connection with the Bank's rights and obligations under this Amended Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Amended Agreement; provided that such participation agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Amended Agreement which would have the effect of (i) increasing, decreasing or extending the Commitments,
(ii) reducing the principal of or rate of interest on any Loan,
(iii) postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under the Notes or the Letters of Credit, (iv) extending the Line of Credit Commitment Period or the Term Loan Commitment Period without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Amended Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) The Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Amended Agreement, the Notes, the Letters of Credit and the Exchange Contracts, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and the Bank, with (and subject to) the consent of the Borrower; provided that if an Assignee is an affiliate of the Bank, no such consent shall be required. Upon execution and delivery of such an instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall become a Bank party to this Amended Agreement and shall have all the rights and obligations of a Bank as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrower certification as to exemption from deduction or withholding of any United States federal income taxes.

          (d) The Bank may at any time assign all or any portion of its rights under this Amended Agreement, the Notes, the Letters of Credit and the Exchange Contracts to a Federal Reserve Bank.
No such assignment shall release the Bank from its obligations hereunder.

          (e) The Bank may furnish any information concerning the Borrower in its possession from time to time to Assignees and Participants (including prospective Assignees and Participants) and may furnish such information in response to credit inquiries consistent with general banking practice.

          (f) No assignee or other transferee of the Bank's rights shall be entitled to receive any greater payment under
Section 9.1 than the Bank would have been entitled to receive with respect to the rights assigned or otherwise transferred, unless such assignment or transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

          Section 10.7.  Maryland Law.  This Amended Agreement,
the Notes, the Letters of Credit and the Exchange Contracts shall be governed by and construed in accordance with the laws of the State of Maryland.

          Section 10.8. Counterparts; Effectiveness. This Amended Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amended Agreement shall become effective when the Bank shall have received counterparts hereof (which may be by facsimile) signed by both parties.

          Section 10.9. Waiver of Jury Trial; Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally waives all right to trial by jury in any action, proceeding, or counterclaim arising out of or related to this Amended Agreement, the Notes, the Letters of Credit and the Exchange Contracts or any of the transactions contemplated hereby or thereby. Any legal action or proceeding with respect to this Amended Agreement, the Notes, the Letters of Credit and the Exchange Contracts or any document related hereto or thereto shall be brought in the courts of the State of Maryland in Baltimore, Maryland or of the United States of America for the District of Maryland, and by execution and delivery of this Amended Agreement the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Borrower hereby irrevocably and unconditionally waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of the forum non conveniens which it now or hereafter may have to the bringing of any action or proceeding in such respective jurisdictions.

          Section 10.10. Entire Amended Agreement. This Amended Agreement, the Notes and the Exchange Contracts set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              PENRIL DATACOMM NETWORKS, INC.


                              By
                                Title:

                              1300 Quince Orchard Blvd.
                              Gaithersburg, Maryland 20878
                              Telecopier Number: (301) 948-5761

                              with a copy (which shall not
                                constitute notice) to:

                              Richard D. Margolis, Esq.
                              Benesch, Friedlander, Coplan &
                                Aronoff
                              2300 BP America Building
                              200 Public Square
                              Cleveland, Ohio  44114
                              Telephone Number: (216) 363-4500
                              Telecopier Number: (216) 363-4588

                              SIGNET BANK/MARYLAND


                              By
                                Title: Vice President

                              7799 Leesburg Pike, Suite 500
                              Falls Church, Virginia  22043
                              Telecopier Number: (703) 503-9712

                              with copy (which shall not
                                constitute notice) to:

                              Brian D. Murphy, Esq.
                              McGuire, Woods, Battle & Boothe,
                                L.L.P.
                              One James Center
                              Richmond, Virginia  23219
                              Telephone Number: (804) 775-4332
                              Telecopier Number: (804) 775-1062

Schedule 4.1




                               Good Standing


          Datability, Inc., a Delaware corporation, qualified to do business in New Jersey under the name Datability-N.J., Inc., is not in good standing in the State of New Jersey for failure to file annual reports for 1992, 1993 and 1994. In addition to filing these annual reports, it will be necessary to obtain a tax clearance. The Company is in the process of completing the annual reports and obtaining the tax clearance.

                                                                   EXHIBIT A


                           FORM OF REVOLVING NOTE

                                                              April 25, 1995
$5,500,000                                                  Washington, D.C.


          For value received, PENRIL DATACOMM NETWORKS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of SIGNET BANK/MARYLAND (the "Bank") on December 31, 1995 the principal amount of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to, or continued under, the Second Amended and Restated Credit Agreement dated as of April 25, 1995 between the Borrower and the Bank (as the same may be amended, modified or supplemented from time to time, the "Amended Agreement"). The Borrower promises to pay interest on the aggregate unpaid principal amount of such Loans on the dates and at the rate or rates provided for in the Amended Agreement. All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of Signet Bank/Maryland, 7799 Leesburg Pike, Suite 500, Falls Church, Virginia 22043.

          All Revolving Loans made by the Bank to the Borrower pursuant to the Amended Agreement and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, that any failure by the Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans in accordance with the terms hereof.

          This Note is the Revolving Note referred to in the Amended Agreement. Terms defined in the Amended Agreement are used herein with the same meanings. Reference is made to the Amended Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                              PENRIL DATACOMM NETWORKS, INC.


                              By____________________________
                                Title:

                                                                 EXHIBIT B-1


                            FORM OF TERM A NOTE


                                                              April 25, 1995
$875,000.18                                                 Washington, D.C.


          For value received, PENRIL DATACOMM NETWORKS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of SIGNET BANK/MARYLAND (the "Bank") the principal amount of EIGHT HUNDRED SEVENTY-FIVE THOUSAND AND 18/100 DOLLARS ($875,000.18) in installments as provided below. The Borrower promises to pay interest on the aggregate unpaid principal amount hereof on the dates and at the rate or rates provided for in the Second Amended and Restated Credit Agreement dated as of April 25, 1995 between the Borrower and the Bank (as the same may be amended, modified or supplemented from time to time, the "Amended Agreement"). All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of Signet Bank/Maryland, 7799 Leesburg Pike, Suite 500, Falls Church, Virginia 22043.

          In addition to any other mandatory repayments required pursuant to Section 2.10 of the Amended Agreement, the Borrower shall repay (and there shall become due and payable), on each date set forth below under the caption "Scheduled Repayment Date", the principal amount of the Term A Loan evidenced hereby set forth below opposite such Scheduled Repayment Date:

          Scheduled                    Scheduled
          Repayment Dates                Amounts
          ----------------           -----------
          April 30, 1995              $41,666.66
          May 31, 1995                 41,666.66
          June 30, 1995                41,666.66
          July 31, 1995                41,666.66
          August 31, 1995              41,666.66
          September 30, 1995           41,666.66
          October 31, 1995             41,666.66
          November 30, 1995            41,666.66
          December 31, 1995            41,666.66
          January 31, 1996             41,666.66
          February 28, 1996            41,666.66
          March 31, 1996               41,666.66
          April 30, 1996               41,666.66
          May 31, 1996                 41,666.66
          June 30, 1996                41,666.66
          July 31, 1996                41,666.66
          August 31, 1996              41,666.66
          September 30, 1996           41,666.66
          October 31, 1996             41,666.66
          November 30, 1996            41,666.66
          December 31, 1996            41,666.98

     This Note is the Term A Note referred to in the Amended
Agreement. Terms defined in the Amended Agreement are used herein with the same meanings. Reference is made to the Amended
Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                              PENRIL DATACOMM NETWORKS, INC.


                              By____________________________
                                Title:

                                                                EXHIBIT B-2


                            FORM OF TERM B NOTE


                                                             April 25, 1995
$875,000                                                   Washington, D.C.


          For value received, PENRIL DATACOMM NETWORKS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of SIGNET BANK/MARYLAND (the "Bank") the principal amount of EIGHT HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($875,000) in installments as provided below. The Borrower promises to pay interest on the aggregate unpaid principal amount hereof on the dates and at the rate or rates provided for in the Second Amended and Restated Credit Agreement dated as of April 25, 1995 between the Borrower and the Bank (as the same may be amended, modified or supplemented from time to time, the "Amended Agreement"). All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of Signet Bank/Maryland, 7799 Leesburg Pike, Suite 500, Falls Church, Virginia 22043.

          In addition to any other mandatory repayments required pursuant to Section 2.10 of the Amended Agreement, the Borrower shall repay (and there shall become due and payable), on each date set forth below under the caption "Scheduled Repayment Date", the principal amount of the Term B Loan evidenced hereby set forth below opposite such Scheduled Repayment Date:

               Scheduled               Scheduled
               Repayment Dates           Amounts
               ----------------      -----------
               April 30, 1995         $31,250.00
               May 31, 1995            31,250.00
               June 30, 1995           31,250.00
               July 31, 1995           31,250.00
               August 31, 1995         31,250.00
               September 30, 1995      31,250.00
               October 31, 1995        31,250.00
               November 30, 1995       31,250.00
               December 31, 1995       31,250.00
               January 31, 1996        31,250.00
               February 28, 1996       31,250.00
               March 31, 1996          31,250.00
               April 30, 1996          31,250.00
               May 31, 1996            31,250.00
               June 30, 1996           31,250.00
               July 31, 1996           31,250.00
               August 31, 1996         31,250.00
               September 30, 1996      31,250.00
               October 31, 1996        31,250.00
               November 30, 1996       31,250.00
               December 31, 1996       31,250.00
               January 31, 1997        31,250.00
               February 28, 1997       31,250.00
               March 31, 1997          31,250.00
               April 30, 1997          31,250.00
               May 31, 1997            31,250.00
               June 30, 1997           31,250.00
               July 31, 1997           31,250.00


          This Note is the Term B Note referred to in the Amended
Agreement. Terms defined in the Amended Agreement are used herein with the same meanings. Reference is made to the Amended
Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                              PENRIL DATACOMM NETWORKS, INC.


                              By____________________________
                                Title:

                                                                EXHIBIT B-3


                            FORM OF TERM C NOTE


                                                             April 25, 1995
$1,112,499.88                                              Washington, D.C.


          For value received, PENRIL DATACOMM NETWORKS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of SIGNET BANK/MARYLAND (the "Bank") the principal amount of ONE MILLION ONE HUNDRED TWELVE THOUSAND FOUR HUNDRED NINE-NINE AND 88/100 DOLLARS ($1,112,499.88) in installments as provided below. The Borrower promises to pay interest on the aggregate unpaid principal amount hereof on the dates and at the rate or rates provided for in the Second Amended and Restated Credit Agreement dated as of April 25, 1995 between the Borrower and the Bank (as the same may be amended, modified or supplemented from time to time, the "Amended Agreement"). All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of Signet Bank/Maryland, 7799 Leesburg Pike, Suite 500, Falls Church, Virginia 22043.

          In addition to any other mandatory repayments required pursuant to Section 2.10 of the Amended Agreement, the Borrower shall repay (and there shall become due and payable), on each date set forth below under the caption "Scheduled Repayment Date", the principal amount of the Term C Loan evidenced hereby set forth below opposite such Scheduled Repayment Date:

               Scheduled               Scheduled
               Repayment Dates           Amounts
               ----------------      -----------
               April 30, 1995         $37,083.34
               May 31, 1995            37,083.34
               June 30, 1995           37,083.34
               July 31, 1995           37,083.34
               August 31, 1995         37,083.34
               September 30, 1995      37,083.34
               October 31, 1995        37,083.34
               November 30, 1995       37,083.34
               December 31, 1995       37,083.34
               January 31, 1996        37,083.34
               February 28, 1996       37,083.34
               March 31, 1996          37,083.34
               April 30, 1996          37,083.34
               May 31, 1996            37,083.34
               June 30, 1996           37,083.34
               July 31, 1996           37,083.34
               August 31, 1996         37,083.34
               September 30, 1996      37,083.34
               October 31, 1996        37,083.34
               November 30, 1996       37,083.34
               December 31, 1996       37,083.34
               January 31, 1997        37,083.34
               February 28, 1997       37,083.34
               March 31, 1997          37,083.34
               April 30, 1997          37,083.34
               May 31, 1997            37,083.34
               June 30, 1997           37,083.34
               July 31, 1997           37,083.34
               August 31, 1997         37,083.34
               September 30, 1997      37,083.02


                                             This Note is the
Term C Note referred to in the Amended Agreement. Terms defined in the Amended Agreement are used herein with the same meanings. Reference is made to the Amended Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                                 PENRIL DATACOMM
NETWORKS, INC.



By____________________________
                                                                   Title:

                                                                  EXHIBIT C


                         FORM OF ACQUISITION NOTE

                                                             April 25, 1995
$2,125,000                                                 Washington, D.C.


          For value received, PENRIL DATACOMM NETWORKS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of SIGNET BANK/MARYLAND (the "Bank") the principal amount of TWO MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($2,125,000) in installments as provided below. The Borrower promises to pay interest on the aggregate unpaid principal amount hereof on the dates and at the rate or rates provided for in the Second Amended and Restated Credit Agreement dated as of April 25, 1995 between the Borrower and the Bank (as the same may be amended, modified or supplemented from time to time, the "Amended Agreement"). All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at the office of Signet Bank/Maryland, 7799 Leesburg Pike, Suite 500, Falls Church, Virginia 22043.

          In addition to any other mandatory repayments required pursuant to Section 2.10 of the Amended Agreement, the Borrower shall repay (and there shall become due and payable), on each date set forth below under the caption "Scheduled Repayment Date", the principal amount of the Acquisition Loan evidenced hereby set forth below opposite such Scheduled Repayment Date:

               Scheduled               Scheduled
               Repayment Dates           Amounts
               ----------------      -----------
               April 30, 1995        $100,000.00
               May 31, 1995           100,000.00
               June 30, 1995          100,000.00
               July 31, 1995          100,000.00
               August 31, 1995        100,000.00
               September 30, 1995     100,000.00
               October 31, 1995       100,000.00
               November 30, 1995      100,000.00
               December 31, 1995      100,000.00
               January 31, 1996       100,000.00
               February 28, 1996      100,000.00
               March 31, 1996         100,000.00
               April 30, 1996         100,000.00
               May 31, 1996           100,000.00
               June 30, 1996          100,000.00
               July 31, 1996          100,000.00
               August 31, 1996        100,000.00
               September 30, 1996     100,000.00
               October 31, 1996       100,000.00
               November 30, 1996      100,000.00
               December 31, 1996      100,000.00
               January 31, 1997        25,000.00


          This Note is the Acquisition Note referred to in the Amended Agreement. Terms defined in the Amended Agreement are used herein with the same meanings. Reference is made to the Amended Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                              PENRIL DATACOMM NETWORKS, INC.


                              By____________________________
                                Title: